SALE OF SHARES AGREEMENT, DATED 2 MARCH, 2022

SALE OF SHARES AGREEMENT

entered into between

Minoan Medical Proprietary Limited,

(Registration Number 2015/055306/07)

(“the Seller”)

and

MEDINOTEC CAPITAL PROPRIETARY LIMITED,

(Registration Number: 2021/000610/07)

(“the Purchaser”)

and

DISA MEDINOTEC PROPRIETARY LIMITED,

(Registration Number: 2015 / 115015 / 07)

(“the Company”)

TABLE OF CONTENTS

1.	INTERPRETATION AND PRELIMINARY
2.	INTRODUCTION AND RECORDAL
3.	SUSPENSIVE CONDITIONS
4.	SALE OF SALE SHARES AND THE CLAIMS TIED THERETO
5.	PURCHASE PRICE AND PAYMENT THEREOF
6.	IMPLEMENTATION
7.	CONFIDENTIALITY
8.	BREACH
9.	DISPUTE RESOLUTION
10.	ARBITRATION
11.	DOMICILIUM CITANDI ET EXECUTANDI
12.	GOVERNING LAW AND JURISDICTION
13.	SIGNATURE

1.	INTERPRETATION AND PRELIMINARY

The headings of the clauses in this Agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this Agreement nor any clause hereof. Unless a contrary intention clearly appears, the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely:

1.1.	“Agreement” means this sale of shares agreement, including all annexures attached thereto;

1.2.	“Annual Financial Statements” means the Company’s audited financial statements for the year ending 28 February 2022;

1.3.                “Business” means the business of the Company being the manufacture, marketing and distributing of medical and surgical equipment and related accessories in the Republic of South Africa and the entire world;

1.4.	“Business Day” means any day other than a Saturday, Sunday or public holiday officially proclaimed as such in the Republic of South Africa

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1.5.	“Claims” means the total amount owing by the Company in respect of loans made into it in respect of loans made to it by the Seller in its capacity as the Company’s sole shareholder, on loan account from time to time, and which Claims are tied to the Shares held by the Seller as set out in the Annual Financial Statements;

1.6.                “Company” means DISA Medinotec Proprietary Limited, registration number 2015 / 115015 / 07, a private company registered and incorporated in accordance with the laws of the Republic of South Africa having its registered office at care Northlands Deco Park, New Market Street, Stand 299 Avant-Garve Street, Northriding, Gauteng 2169, RSA.

1.7.                “Effective Date” means, notwithstanding the Signature Date, the 2 March 2022 but subject to the Suspensive Condition referred to in clause 3 below having `been fulfilled or waived;

1.8.	“Financial Year” means the period of 12 consecutive months used by the Minoan Group of Companies to account for and report the results of its operations being the period between 1 March and 28 February of each calendar year;

1.9.                “Parties” mean the Seller and the Purchaser, and “Party” means any of the Seller or the Purchaser as the context may indicate;

1.10.             “Purchase Price” means the amounts to be paid by the Purchaser to the Seller as more fully delineated in clause 5 below;

1.11.             “Purchaser” means Medinotec Capital Proprietary Limited registration number 2021/000610/07, a private company registered and incorporated in accordance with the laws of the Republic of South Africa having its registered office at care Northlands Deco Park, New Market Street, Stand 299 Avant-Garve Street, Northriding, Gauteng 2169, RSA.

1.12.	“RSA” means the Republic of South Africa;

1.13.	“Sale Shares” mean the 169 Shares collectively constituting 100% (one hundred percent) of the entire issued share capital of the Company, as at the Effective Date;

1.14.	“Seller” means Minoan Medical Proprietary Limited, registration number 2015/055306/07, a private company registered and incorporated in accordance with the laws of the Republic of South Africa having its registered office at care 170 Bush telegraph Avenue, Northlands Business Park, New Market Street, Northriding, Gauteng 2169, RSA;

1.15.	“Signature Date” means the date of signature of this Agreement by the last person signing;

1.16.	“Suspensive Conditions” means the suspensive conditions contained in clause 3.
2.	INTRODUCTION AND RECORDAL
2.1.	It is recorded that immediately preceding the Effective Date, 100% (one hundred percent) of Sale Shares and the Claims in the Company held by the Seller.

2.2.	The Parties have agreed that the Seller would sell the Sale Shares to the Purchaser and the Purchaser would purchase the Sale Shares from the Seller which would have the effect that the Company would become a wholly owned subsidiary of the Purchaser.

The Parties have agreed that this Agreement will govern the sale contemplated in clauses 2.1 and 2.2 above and other matters ancillary thereto.

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3.	SUSPENSIVE CONDITIONS

3.1.                Notwithstanding the Effective Date, this Agreement, save for clauses 1, 3, and 7 to 13 (inclusive), which are of immediate force and effect, is subject to the suspensive condition that an amount of $ 3 000 000.00 (three million US Dollars) is raised by a private placement on or before 30 May 2022, shall be met or waived by the Parties.

3.2.	The Parties shall respectively use their reasonable endeavors to procure the due fulfilment of the suspensive conditions contained in clause 3.1.

3.3.                The suspensive conditions in clause 3 have been stipulated for the benefit of the Parties. The Parties shall accordingly be entitled to waive fulfilment of any such condition/s by giving written notice to that effect to the other Party.

3.4.	Should the suspensive conditions contained in clause 3.1 not be duly fulfilled or waived by the Parties, then:

3.4.1.	this Agreement shall be of no force and effect; and

3.4.2.	the Parties shall be restored as near as may be possible to the position in which they would have been had this Agreement not been entered into and no Party shall have any claim against the other.
4.	SALE OF SALE SHARES AND THE CLAIMS TIED THERETO
4.1.	The Seller hereby sells to the Purchaser, who hereby purchases from the Seller, the Sale Shares and the Claims, as one indivisible transaction, with effect from the Effective Date, where all benefit of and risk in and to the Sale Shares and the Claims will pass to the Purchaser.

4.2.	For the sake of clarity, it is recorded that all dividends declared and/or paid before the Effective Date in respect of the Sale Shares shall accrue for the benefit of the Seller, and all dividends declared or paid subsequent to the Effective Date in respect of the Sale Shares shall accrue and pass to the benefit of the Purchaser.
5.	PURCHASE PRICE AND PAYMENT THEREOF

5.1.                The purchase consideration payable by the Purchaser to the Seller for the Sale Shares is the amount of R169.00 (One sixty nine RSA Rands), as reflected in the Annual Financial Statements. (“the Equity Purchase Price”)

5.2.	The consideration payable by the Purchaser to the Seller for the Claims is the amount of R24,347,993.23 (Twenty-four million, three hundred and forty-seven thousand, Nine hundred and Ninety-three RSA Rand and Twenty-three cents), as reflected in the Annual Financial Statements (“the Claims Purchase Price”).

5.3.	Payment of the Equity Purchase Price and/or of the Claims Purchase Price, referred to in clauses 5.1 and 5.2 shall be made by the Purchaser to the Seller by way of electronic transfer, free of deduction, set-off or bank charges, into the bank account(s) designated in writing by the Seller for this purpose.

5.4.	The Claims Purchase Price as set out in the Annual Financial Statements shall be recalculated so as to reflect the actual amount constituting the Claims as at the Effective Date. In the event that such recalculation results in an increase of the Claims Purchase Price (“the Actual Claims Purchase Price”), then the Actual Claims Purchase Price shall be paid to the Seller by the Purchaser and the Equity Purchase Price shall be reduced by an amount equal to the increase in the Actual Claims Purchase Price.

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5.5.                The Actual Claims Purchase Price shall be paid by the Purchaser to the Seller as per agreement between the Purchaser and the Seller on or before the first board meeting held. It is hereby agreed that the Claims may not be deferred for more than three years and it is hereby further agreed that for the period of the deferral, there will be interest accrued at the annual prime interest rate charged by the Seller’s bank from time to time on the Actual Claims Purchase Price which interested shall be for the benefit of the Seller, provided that subject to operational costs in the Company incurred by the Purchaser, the Purchaser may at its discretion pay the to the Seller the Actual Claims Purchase Price plus interest earlier than the three years .

6.	IMPLEMENTATION

On the Effective Date, the Parties and representatives of the Company shall meet at the offices of the Company, either in person or by skype, and the Seller shall, against proof of payment, deliver to the Purchaser:

6.1.	the share certificates in respect of the Sale Shares, together with declarations for the transfer thereof in blank as to transferee, duly signed by the Seller; and

6.2.	such other documents as are necessary in order to enable the Purchaser to procure the registration of the Sale Shares into its name.
7.	CONFIDENTIALITY
7.1.	The Parties agree that all information contained in this Agreement shall be treated as confidential and shall not be disclosed to or be discussed with any other person, except as provided for in clause 8.2.

7.2.	The provisions of clause 8.1 do not prohibit disclosure of such information:

7.2.1.	where the prior written consent for such disclosure has been obtained from the relevant Party;

7.2.2.	where such disclosure is necessary to enforce the provisions and terms of this Agreement by way of legal action; and

7.2.3.	where such disclosure is compelled by law or parliamentary procedure.

8.	BREACH

If any of the Parties commit a breach of this Agreement (“the Defaulting Party”), and/or fail to comply with any of the provisions hereof, then any of the other Parties against whom the breach is committed (“the Innocent Party”) shall be entitled to give the Defaulting Party 10 (ten) Business Days’ notice in writing to remedy such breach and/or failure, and if the Defaulting Party fails to comply with such notice, then the Innocent Party shall forthwith be entitled, but not obliged, without prejudice to any other remedies which the Innocent Party may have in law.

9.	DISPUTE RESOLUTION
9.1	If there is a dispute, controversy or claim (a “Dispute”) between the Parties in respect of this Agreement, including without limitation any question regarding its existence, validity or termination, the Dispute will be resolved pursuant to the process set forth in this clause 9 (the “Dispute Resolution Process”).

9.2	A Party to this Agreement that wishes a Dispute to be resolved will give a written notice (a “Dispute Notice”) to the other Parties whereupon each Party (or a designated representative of a Party) will attempt in good faith to resolve the Dispute by negotiation. Each Party to the Dispute will provide to the other Parties all information reasonably requested by the other Parties that is relevant to the Dispute and not subject to confidentiality obligations to third parties or to a legally recognized privilege from disclosure. All negotiations and settlement discussions to resolve a Dispute shall be treated as compromise and settlement negotiations between the Parties and shall not be subject to disclosure through discovery or any other process and shall not be admissible into evidence in any proceeding.

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9.3	If the Parties are unable to resolve the Dispute through negotiation within 20 (twenty) Business Days of the date that the Dispute Notice was delivered or such longer period as agreed to by the Parties, then the Dispute shall be settled by binding arbitration in accordance with clause.
10.	ARBITRATION
10.1.	If any Dispute is referred to arbitration in terms of clause 9, such Dispute shall be referred to and be determined by arbitration in terms of the rules of the Arbitration Foundation of Southern Africa (“AFSA”).

10.2.	Any Party to this Agreement may, subject to the provisions of clause 9, demand that a Dispute be determined in terms of this clause by written notice given to the other Parties.

10.3.	This clause shall not preclude any Party from obtaining interim relief on an urgent basis from a court of competent jurisdiction pending the decision of the arbitrator.

10.4.	The Parties hereby consent to the arbitration being dealt with on an urgent basis in terms of the rules of AFSA should any Party by written notice given to the other require the arbitration to be held on an urgent basis. In such event the Parties agree to apply jointly to the AFSA Secretariat as required in terms of the said rules to facilitate such urgent arbitration.
10.5.	The arbitrator shall be, if the matter in dispute is principally:

10.5.1.	a legal matter, a practicing advocate or attorney in South Africa of at least 15 (fifteen) years' standing;

10.5.2.	an accounting matter, independent auditors appointed by agreement between the Parties;

10.5.3.	any other matter, any independent person, agreed upon between the Parties to the Dispute and failing agreement the independent person shall be appointed by AFSA.

10.6.            Should the Parties to the Dispute fail to agree in writing whether the Dispute is principally a legal, accounting or other matter within 7 (seven) days after the arbitration was demanded, the matter shall be deemed to be a legal matter.

10.7.            Should the Parties fail to agree in writing on an arbitrator within 14 (fourteen) days after the giving of notice in terms of clause 10.2, the arbitrator shall be appointed at the request of any of the Parties to the Dispute in terms of the rules of AFSA.

10.8.            The decision of the arbitrator shall be final and binding on the Parties to the Dispute and may be made an order of the court referred to in clause 10.10 at the instance of any of the Parties to the Dispute.

10.9.	The arbitration shall be held at Johannesburg.

10.10.         The Parties hereby consent to the jurisdiction of the High Court of South Africa (the Gauteng High Court, Johannesburg) in respect of the proceedings referred to in clause 10.3.

10.11.         The Parties agree to keep the arbitration including the subject-matter of the arbitration and the evidence heard during the arbitration confidential and not to disclose it to anyone except for purposes of an order to be made in terms of clause 10.8.

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10.12.	Other than where clause 10.3 applies, the provisions of this clause:

10.12.1.	constitute an irrevocable consent by the Parties to any proceedings in terms hereof and no Party shall be entitled to withdraw therefrom or claim at any such proceedings that it is not bound by such provisions;

10.12.2.	are severable from the rest of this Agreement and shall remain in effect despite the termination of or invalidity for any reason of this Agreement.

11.	DOMICILIUM CITANDI ET EXECUTANDI

The Parties to this Agreement choose as their domicilia citandi et executandi for all purposes under this Agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature, the addresses set out in clause 1.

12.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by, construed and interpreted in accordance with the law of the Republic of South Africa, and any legal proceedings arising out of or in connection with this Agreement, shall be instituted in the High Court of South Africa (the Gauteng Local Division, Johannesburg), which shall have exclusive jurisdiction to hear and determine such legal proceedings.

13.	SIGNATURES

Signed by the Parties duly authorized by a resolution passed by the board of directors of the Parties and witnessed on the following dates and at the following places respectively:

MEDINOTEC CAPITAL PROPRIETARY LIMITED
Signature: /s/ Gregoru Vizirgianakis
Name: Gregory Vizirgianakis
Date: 2 March 2022
Place: North Riding South Africa
Witness:
Witness:

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DISA MEDINOTEC PROPRIETARY LIMITED

Signature: /s/ Gregoru Vizirgianakis
Name: Gregory Vizirgianakis
Date: 2 March 2022
Place: North Riding South Africa
Witness:
Witness:

MINOAN MEDICAL PROPRIETARY LIMITED

Signature: /s/ Gregoru Vizirgianakis
Name: Gregory Vizirgianakis
Date: 2 March 2022
Place: North Riding South Africa
Witness:
Witness:

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